PHS BANCORP, INC.

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                  PHS BANCORP, INC. ANNOUNCES STOCK CONVERSION
                          AND ADDITIONAL STOCK OFFERING

         Beaver Falls, Pennsylvania, August 16, 2001 (Nasdaq National Market "PHSB"). James P. Wetzel, Jr., President and Chief Executive Officer of PHS Bancorp, Inc., (the "Company"), the stock holding company of Peoples Home Savings Bank, Beaver Falls, Pennsylvania (the "Bank") today announced that the Company, its mutual holding company, PHS Bancorp, M.H.C. and the Bank have adopted a plan of conversion and reorganization and plans of merger (the "Plans") to convert from a mutual holding company form of organization to a full stock corporation. Public stockholders currently own approximately 40% of the Company (the "Public Stockholders") and the remaining shares are owned by PHS Bancorp, M.H.C. (the "Mutual Holding Company").

         Upon consummation of the Plans, the Mutual Holding Company will cease to exist. The stock held by Public Stockholders will be converted into shares of the new Pennsylvania stock holding company to be called "PHSB Financial Corporation." The Bank will be a wholly owned subsidiary of the new holding company which will be fully owned by Public Stockholders.

         PHSB Financial Corporation, the new holding company, will offer shares in a subscription offering to certain deposit holders of the Bank and the Bank's tax qualified employee stock benefit plan. If any shares of conversion stock remain unsold after the subscription offering, they may be offered for sale to the public through a community offering and/or syndicated community offering, as determined by the Boards of Directors of the new holding company and the Bank in their sole discretion, with a preference given first to the Public Stockholders and then to persons who reside in the counties where the Bank has offices.

         Mr. James P. Wetzel, Jr., President and CEO of the Company stated, "the Boards of Directors of the Bank, the Company, and our Mutual Holding Company believe that a conversion of the Mutual Holding Company to a full stock corporation is in the best interest of our organization and, more importantly, in the best interest of our respective depositors and Public Stockholders. The Directors have determined that the Plans equitably provide for the interest of all parties and, in addition, should result in a more active and liquid market for our stock. The stock of mutual holding company organizations are currently depressed below the market for fully converted stock companies. We expect the stock of the new holding company, as part of a fully converted stock company, to be more fairly priced in the market place than our stock in its current mutual holding company form. The Plans are also designed to enable the Bank and the new holding company to compete more effectively in a market which is consolidating by pursuing strategic business combinations with other financial service related companies. The Plans are expected to be consummated by December 31, 2001."



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         The Plans are subject to the approval of the Pennsylvania Department of
Banking, the Federal Deposit Insurance Corporation ("FDIC") and by the Board of Governors of the Federal Reserve System. The Plans also must be approved by (1) the current depositors of the Bank at a special meeting and (2) holders of at least two-thirds of the shares of outstanding Company common stock held by the Public Stockholders and the Mutual Holding Company at a special stockholders meeting, of which at least a majority of the votes cast, in person or by proxy, must be received from the Public Stockholders of the Company.

         After the consummation of the Plans, the Bank will continue to be regulated by the Pennsylvania Department of Banking as its chartering authority, and by the FDIC, which insures the Bank's deposits. In addition, the Bank will continue to be a member of the Federal Home Loan Bank system, and all insured saving deposits will continue to be insured by the FDIC up to the maximum amount provided by law.

         This press release contains certain forward-looking statements about the transaction. Forward-looking statements include statements regarding the anticipated closing date of the transactions, the market for the stock, and anticipated future results and can be identified by the fact that they do not relate strictly to historical or current facts. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Plans, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or the securities market, and legislative and regulatory changes that could adversely affect the businesses in which the Mutual Holding Company, the Company and the Bank are engaged.

        For further information, contact James P. Wetzel, Jr. at (724) 846-7300.